UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

MAPLEBEAR INC.

(Exact name of registrant as specified in its charter)
Delaware	001-41805	46-0723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Beale Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices) (Zip code)
(888) 246-7822
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CART	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 16, 2024, the Board of Directors (the “Board”) of Maplebear Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, expanded the size of the Board from eight to nine directors and appointed Mary Beth Laughton as a Class I director, effective immediately. The term of Ms. Laughton’s directorship will expire at the Company’s 2027 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

Mary Beth Laughton has over 25 years of experience leading high profile consumer brands. Since August 2023, Ms. Laughton has served as the Head of Nike Global Direct to Consumer at Nike, Inc., an athletic apparel and footwear company. From October 2019 to March 2023, Ms. Laughton served as President and Chief Executive Officer of Athleta LLC, a women’s activewear brand owned by Gap Inc. From July 2012 to October 2019, Ms. Laughton served in various roles at Sephora USA Inc., a personal care and beauty product retailer, including most recently as Executive Vice President of Omnichannel Retail. Before joining Sephora, Ms. Laughton held a variety of strategy, merchandising, and e-commerce roles at Nike. Ms. Laughton holds a B.S. in Accounting and Finance from Indiana University and an M.B.A. from Harvard Business School.

There is no arrangement or understanding between Ms. Laughton and the Company or any other person pursuant to which Ms. Laughton was elected as a director. Additionally, there are no transactions involving the Company and Ms. Laughton that the Company would be required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended.

For her service on the Board, Ms. Laughton will be compensated pursuant to the Company’s non-employee director compensation policy (the “Non-Employee Director Compensation Policy”). The Non-Employee Director Compensation Policy is described under the heading “Non-Employee Director Compensation” in the Company’s definitive proxy statement for the 2024 Annual Meeting of Stockholders, which was filed with the Commission on April 17, 2024. A copy of the Non-Employee Director Compensation Policy is attached as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the Commission on August 25, 2023 (File No. 333-274213).

Ms. Laughton has entered into the Company’s standard form of indemnification agreement, the form of which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on August 25, 2023 (File No. 333-274213).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maplebear Inc.

Date: August 19, 2024	By:	/s/ Emily Reuter
Emily Reuter
Chief Financial Officer